UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2012

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2012, our shareholders approved amendments to our amended and restated 2006 equity incentive plan, which increased the number of shares available for issuance under the plan by 2,500,000 shares. As we reported in a current report on Form 8-K filed on June 1, 2012, in response to external feedback, we have adopted a policy that we will not, without further shareholder approval, grant equity awards under the plan that require the use of more than 1,700,000 shares (as such shares are counted under the plan) of these 2,500,000 additional shares.  A copy of the plan, as so amended, is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 5.07.                                       Submission of Matters to a Vote of Security Holders

On June 7, 2012, we held a special meeting in lieu of annual meeting of shareholders. A total of 10,416,288 shares of our common stock were outstanding as of April 9, 2012, the record date for the special meeting. Set forth below are the matters acted upon at the special meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our shareholders elected Nancy L. Rose and Ronald T. Maheu as members of our board of directors as Class II directors for a three-year term. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Nancy L. Rose	9,757,344	94,408	215,635

Ronald T. Maheu	9,391,094	460,658	215,635

Proposal Two: Approval of Executive Compensation

Our shareholders voted to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in the proxy statement filed in connection with the special meeting pursuant to Item 402 of Regulation S-K. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
9,346,473	415,626	89,653	215,635

Proposal Three: Approval of Amendments to our Amended and Restated 2006 Equity Incentive Plan

Our shareholders voted to approve amendments to our amended and restated 2006 equity incentive plan, including increasing the number of shares of common stock issuable under the plan by 2,500,000 shares.  The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
6,265,924	3,569,070	16,758	215,635

Proposal Four: Re-approval of our Cash Incentive Plan and Extending its Effectiveness

Our shareholders voted to re-approve our cash incentive plan and extend its effectiveness through the 2017 annual meeting of shareholders (or any special meeting held in lieu thereof).  The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
9,690,810	150,705	10,237	215,635

Proposal Five: Ratification of KPMG as our Independent Registered Public Accountants for Fiscal 2012

Our shareholders ratified our selection of KPMG LLP as our independent registered public accountants for our fiscal year ending December 29, 2012. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
10,043,497	6,111	17,779	0

Item 8.01.                                       Other Events.

On June 12, 2012, we issued a press release announcing changes in our management consulting team which, together with the revenue deficit we experienced in the first quarter of fiscal 2012, will make our achieving company-wide growth of approximately 6% for fiscal 2012 unlikely.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

10.1	CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan, as amended (filed as Annex A to our definitive proxy statement filed on April 27, 2012 and incorporated herein by reference)

99.1	June 12, 2012 press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: June 13, 2012	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and
Chief Financial Officer

Exhibit Index

Number	Title

10.1	CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan, as amended (filed as Annex A to our definitive proxy statement filed on April 27, 2012 and incorporated herein by reference)

99.1	June 12, 2012 press release